CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “[**]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDMENT TO MASTER DISTRIBUTOR AGREEMENT

This Second Amendment to Master Distributor Agreement (this “Amendment”), is effective as of September 5th, 2013 (“Effective Date)”, by and among Pacira Pharmaceuticals, Inc., a California corporation (“Pacira”) and CrossLink BioScience, LLC, a Georgia limited liability company (“Master Distributor”) ( individually the “Party”, collectively the “Parties”).
RECITALS
WHEREAS, Pacira and Master Distributor are parties to that certain Master Distributor Agreement effective as of April 1, 2013, as amended by that certain First Amendment to Master Distributor Agreement effective as of April 1, 2013 (the “Agreement”) pursuant to which Master Distributor has been providing services to Pacira on the terms and conditions set forth in the Agreement; and
WHEREAS, Pacira and Master Distributor wish to amend certain terms of the Agreement;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and Agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such items in the Agreement.

2.    Amendment to Section 8.03. Section 8.03 of the Agreement is hereby amended by adding the following additional language:
“(j)    Master Distributor fails to maintain its marketing and distribution rights with [**]. Such termination shall be effective [**] from receipt of Pacira’s written notice of intent to terminate. In addition, Master Distributor has an affirmative duty hereunder to advise Pacira in writing immediately once it becomes aware of the termination or expiration of a Sub-Distributor’s marketing and distribution rights with its primary manufacturer [**] of medical devices utilized by orthopedic surgeons in the portion of the Territory served by such Sub-Distributor. Upon execution of this Amendment, Master Distributor shall request each Sub-Distributor to sign an amendment to its Distributor Agreement allowing for the right of Master Distributor to terminate such Sub-Distributor in the event of such Sub-Distributor’s loss of marketing and distributions rights with its primary manufacturer and will notify Pacira immediately if any Sub-Distributor refuses to sign such amendment. Master Distributor shall provide Pacira a copy of the amendment to review prior to sending it to the Sub-Distributors. For those Sub-Distributors that sign the aforementioned amendment Pacira has the right to require Master Distributor to terminate its Distributor Agreement with such Sub-Distributors in accordance with the termination provision in the aforementioned amendment between the Sub-Distributor and Master Distributor.”
All other provisions of Section 8.03 shall remain unchanged and in full force and effect.
3.    Amendment to Section 2.01. Sub clause (ii) of Section 2.01 of the Agreement is amended by deleting the language in Section 2.01(ii) and replacing it in its entirety with the following:

“prepare an annual business and promotion plan for discussion, review and coordination and approval of Pacira within [**] days from the Effective Date of this Amendment for the first year of the Subsequent Period (10/1/13-9/30/14) and thereafter commencing October 1, 2014 annually for each year of the Subsequent Period [**] prior to the start of the annual period.”
All other provisions of Section 2.01 shall remain unchanged and in full force and effect.
4.    Amendment to Exhibit A. Exhibit A is hereby amended by deleting the third paragraph thereof in its entirety and replacing it with the following new paragraph:
“In the event this Agreement is not terminated by Pacira as provided in Section 8.01, during the Subsequent Period, the Territory shall be the United States of America. Following the expiration of the Pilot Period, thereafter, Master Distributor and Pacira shall schedule [**] meetings to discuss the performance of Master Distributor and all Sub-Distributors on a territory by territory basis and review the business plan and the ongoing promotion of the Product and target account list within the Territory and approve the addition of any new Sub-Distributors for the subsequent [**] period.”
All other provisions of Exhibit A shall remain unchanged and in full force and effect.
5.    Amendments to Exhibit B. Exhibit B is hereby amended by replacing the table in the Master Agreement in its entirety with the following table:

Measurement Period*	Minimum Performance Goal	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

*“The Parties acknowledge that the current geographic area covered by Master Distributor and its Sub-Distributors as a percentage of the total market in the Territory for orthopaedic and spine surgeries (the “Coverage Ratio”) as of the date of this Amendment is [**]. Accordingly, for purposes of establishing the foregoing Minimum [**], the Parties have assumed that the Coverage Ratio will remain at [**] for Measurement Period [**]. However, for Measurement Period [**] and Measurement Period [**], the Parties have assumed that the Coverage Ratio will increase to [**] and [**], respectively, as a result of anticipated new Sub-Distributors to cover additional geography in the Territory. The Parties shall adjust the Minimum [**] for a Measurement Period if during such Measurement Period the actual Coverage Ratio is more or less than the foregoing assumed Coverage Ratios. In such cases the adjustment shall be [**] and the Minimum [**] for such Measurement Period will be [**] adjusted by the Parties. For purposes of example only, [**]. Any such adjustments shall be subject to the mutual agreement of the Parties, who agree to work in good faith to determine the correct amount of the adjustment, and are only effective pursuant to a written amendment to the Agreement.”

In addition, the last paragraph of Exhibit B is hereby deleted in its entirety and replaced with the following new paragraph:
“Note that in calculating achievement of the Minimum [**], Master Distributor shall receive [**] for all boxes of Product reported on the [**] Report pursuant to Exhibit C, including without limitation any usage relating to the Pacira Baseline Accounts even if no Performance Based Payment is made for such usage as set forth in Exhibit C.”

All other provisions of Exhibit B shall remain unchanged and in full force and effect.
6.    Amendments to Exhibit C. Exhibit C is hereby amended by deleting paragraph 1 in its entirety and replacing it with the following:
“1. Master Distributor shall be entitled to a Performance Based Payment and Pacira shall pay such Performance Based Payments for all orthopedic and spine surgery uses of Product in the Territory pursuant to paragraph 2(a) through 2(h) of Exhibit C.”
Exhibit C is hereby further amended by deleting paragraphs 2 (b) and 2 (c) in their entirety and adding the following new paragraphs:
“(b) Pacira shall verify each [**] Report submitted by the Master Distributor in support of Master Distributor’s request for a Performance Based Payment. Pacira shall verify actual purchases, within the most recent [**] period including the current [**] period, based on its internal ordering system data, against the usage data set forth in the [**] Report. In the event the reported usage in the [**] Report exceeds the actual purchases of the Product for the [**] period including the current period, to the target accounts, Pacira shall reduce the reported usage in the [**] Report to no less than the actual amount purchased for the [**] period including the current period by the target account (“Adjusted Usage”) and shall pay the Performance Based Payment based on the Adjusted Usage. The Parties recognize that there may be special circumstance relating to a target account in any given [**] period where Master Distributor can show meaningful usage that is not being properly reflected in the Adjusted Usage for a target account by reason of the limitations imposed by the foregoing [**] timetable. In such event, Pacira may permit, in its sole and absolute discretion and on a case-by-case basis, inclusion of such usage in the Adjusted Usage for such target account for such applicable [**] period.
(c) For any specific target account reported in the [**] Report, for a Performance Based Payment where Pacira has no record of having sold any Product to the target account Pacira will perform a timely investigation and report the results of any such investigation to the Master Distributor. Thereafter, Pacira shall pay a Performance Based Payment to Master Distributor, if the investigation substantiates purchases of the Product by the target account. Notwithstanding the foregoing, in the instances where Pacira has no record of having sold any Product to the target account and the actual usage reported in the [**] Report is [**] vials or less, Pacira shall not conduct any investigation or make any adjustments to the reported amount and shall pay the Master Distributor the Performance Based Payment for the amount reported for the target account in the [**] Report.
(d) Effective October 1, 2013 for any target account specifically listed on the attached Exhibit C1 (“Pacira Baseline Accounts”) and relating to the applicable [**] baseline of boxes, as set forth in Exhibit C1 (“Monthly Baseline Boxes”) for that target account, Pacira shall only pay a Performance Based Payment on [**]. Additional Pacira Baseline Accounts and applicable [**] Baseline Boxes may be added in writing for each additional Sub-Distributor approved by the Parties after Oct 1, 2013.”
Exhibit C is further amended by deleting paragraph 2(e) in its entirety and re-designating it as paragraph 2(f) with the following new language:
“(f) [**].”
Exhibit C is further amended by re-designating the following sub-paragraphs as follows:
“2(d) shall be re-designated as 2(e)

2(f) shall be re-designated as 2(g)
2(g) shall be re-designated as 2(h)”
Exhibit C is further amended by deleting paragraph 4 (a) in its entirety and re-designating paragraph 4(b) as 4(a).
All other provisions of Exhibit C shall remain unchanged and in full force and effect.
7.    Amendment to Exhibit D. Exhibit D is hereby amended by deleting the header “Second Amendment to Master Distributer Agreement” and replacing it with the following header:
“First Amendment to Master Distributor Agreement”
All other provisions of Exhibit D shall remain unchanged and in full force and effect.
8.    No Other Amendments. Except as expressly amended hereby the Agreement as amended shall continue in full force and effect.
9.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of New Jersey without giving effect to the choice of law provisions thereof.
10.    Counterparts. For the convenience of the Parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same Agreement.
11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and each of their successors and assigns, including, without limitation, any successors or surviving entities thereto by operation of merger.
12.    Entire Agreement. The Agreement, as amended hereby, constitutes the entire Agreement of all Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties hereto with respect to the subject matter hereof. All references in the Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Agreement as amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have entered into this Second Amendment to Master Distributor Agreement effective as of the date first above written.

PACIRA PHARMACEUTICALS, INC.

By: /s/ David Stack
Name: David Stack
Title: Chairman, CEO

CROSSLINK BIOSCIENCE, LLC

By: /s/ Gordon Ford
Name: Gordon Ford
Title: CEO

Exhibit C1
PACIRA BASELINE ACCOUNTS

[**]